                                                                    Exhibit 99.2




                            HELMERICH & PAYNE, INC.
                             1990 STOCK OPTION PLAN





                      NONQUALIFIED STOCK OPTION AGREEMENT





                                                                          EXERCISE                    NUMBER
                                                                            DATE                     OF SHARES
                                                                         ----------                  ---------
NAME:
     ------------------------------------------                   ----------------------               --------

OPTION PRICE:
             -------------------                                  ----------------------               --------

SHARES GRANTED:
               -------------------                                ----------------------               --------

GRANT DATE:
           -----------------------------                          ----------------------               --------

EXPIRATION DATE:
                ------------------------------------              ----------------------               --------

                      NONQUALIFIED STOCK OPTION AGREEMENT
                         UNDER HELMERICH & PAYNE, INC.
                             1990 STOCK OPTION PLAN


         THIS NONQUALIFIED STOCK OPTION AGREEMENT (the "Option Agreement") is made as of the ___ day of ______________, 19__, at Tulsa, Oklahoma, by and between ____________________, hereinafter referred to as the "Participant") and Helmerich & Payne, Inc. (hereinafter referred to as the "Company").

                              W I T N E S S E T H:

         WHEREAS the Participant is a key employee of the Company or a subsidiary of the Company and it is important to the Company that the Participant be encouraged to remain in the employ of the Company or a subsidiary of the Company, and

         WHEREAS, in recognition of such facts, the Company desires to provide to the Participant an opportunity to purchase shares of the common stock of the Company, as hereinafter provided, pursuant to the "Helmerich & Payne, Inc. 1990 Stock Option Plan" (the "Plan"),

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the Participant and the Company hereby agree as follows:

         1. GRANT OF STOCK OPTION. The Company hereby grants to the Participant an option (the "Stock Option") as described in Sections 83 and 421 of the Internal Revenue Code of 1986 (the "Code") to purchase all or any part of an aggregate of ________________ _____________ (_____) shares of its common stock (the "Stock") of the Company as set forth below, under and subject to the terms and conditions of this Option Agreement and the Plan which is incorporated herein by reference and made a part hereof for all purposes. The purchase price for each share to be purchased hereunder shall be ______________ _______________ and __/100 Dollars ($_______) and shall equal an amount not less than the greater of the fair market value of the Stock as of the date of grant or the par value of the Stock.

         2. TIME PERIODS FOR EXERCISE OF STOCK OPTION. After, and only after, the conditions of Section 9 hereof have been satisfied, the Participant shall be eligible to exercise that portion of his Stock Option pursuant to the schedule set forth hereinafter. If the Participant's employment with the Company (or of any one or more of the subsidiaries of the Company) remains full-time and continuous at all times to any of the "Exercise Dates" specified hereafter, then the Participant shall be entitled, subject to satisfaction of applicable provisions of the Plan and this Option Agreement, to exercise on or after the applicable Exercise Date, on a cumulative basis, the number of shares of Stock determined by multiplying the aggregate number of shares set forth in the foregoing Section 1 by twenty percent (20%) as follows:

                             Exercise                          Number
                                Date                          of Shares
                             ---------                        ---------
                        ------------------                       -------


                        ------------------                       -------


                        ------------------                       -------


                        ------------------                       -------


                        ------------------                       -------

         3. TERM OF STOCK OPTION. The term of the Stock Option shall be for a period of ten (10) years from the date of this Option Agreement ("Option Period"), subject to earlier termination as provided in Section 6 below and pursuant to the terms of the Plan; and, the Stock Option may not be exercised at any time unless the Participant shall have been in the full-time continuous employ of the Company or of one or more of the subsidiaries of the Company, from the date hereof to the date of the exercise of the Stock Option. The holder of the Stock Option shall not have any of the rights of a stockholder with respect to the shares of Stock covered by the Stock Option except and only to the extent that one or more certificates for such shares of Stock shall be delivered to him upon the due exercise of Stock Option. No Stock Option may be exercised by the Participant (or such Participant's personal representative in the event of his death) after the expiration of the Option Period applicable to such Stock Option.

         4. NONTRANSFERABILITY OF STOCK OPTIONS. Except as otherwise herein provided, any Stock Option granted shall not be transferable otherwise than by will or the laws of descent and distribution, and the Stock Option may be exercised, during the lifetime of the Participant, only by him. More particularly (but without limiting the generality of the foregoing), the Stock Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Stock Option contrary to the provisions hereof shall be null and void and without effect.

         5. EMPLOYMENT WITH THE COMPANY. So long as the Participant shall continue to be a full-time and continuous employee of the Company or one or more of the subsidiaries of the Company, any Stock Option granted to him shall not be affected by any change of duties or position. Nothing in the Plan or in this Option Agreement shall confer upon the Participant any right to continue in the employ of the Company or any of the subsidiaries of the Company, or interfere in any way with the right of the Company or any of the subsidiaries of the Company to terminate such Participant's employment at any time.

         6. EXPIRATION OF OPTION PERIOD UPON TERMINATION OF EMPLOYMENT. A Stock Option shall be exercisable only by the Participant while actively employed by the Company or one of the subsidiaries of the Company, except that any such Stock Option granted and which is otherwise exercisable, may be exercised by the personal representative of a deceased Participant within twelve (12) months after the death of such Participant (but not beyond the Option Period of such Stock Option), or may be exercised by the Participant within three (3) months of the date of termination of employment (but not beyond the Option Period of such Stock Option).

         7. SPECIAL RULES WITH RESPECT TO STOCK OPTIONS. With respect to Stock Options granted hereunder, the following special rules shall apply:

                 (a) Acceleration of Otherwise Unexercisable Stock Options on Termination of Employment or Death. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment or (ii) the personal representative of a deceased Participant to exercise and purchase (within three
(3) months of such date of termination, or twelve (12) months in the case of a deceased Participant) all or any part of the shares subject to a Stock Option on the date of the Participant's termination or death, notwithstanding that all installments, if any, with respect to such Stock Option, had not yet accrued on such date.

                 (b) Number of Stock Options Granted. Participants may be granted more than one Stock Option. In making any such determination, the Committee shall obtain the advice and recommendation of the officers of the Company or a subsidiary of the Company which have supervisory authority over
such Participants.   The granting of a Stock Option under this Option Agreement shall not affect any outstanding Stock Option previously granted to a Participant under the Plan.

                 (c) Right to Exercise upon Company's Ceasing to Exist. Where dissolution or liquidation of the Company or any merger, consolidation or combination in which the Company is not the surviving corporation occurs, the Participant shall have the right immediately prior to such dissolution, liquidation, merger, consolidation or combination, as the case may be, to exercise, in whole or in part, his then remaining Stock Options whether or not then exercisable, provided that, for the purposes of this Section 7(c), if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in the identity, form or place of organization of the Company accomplished in accordance with Section 368(a)(1)(F) of the Code, then, such event will not cause an acceleration of the exercisability of such Stock Option granted hereunder.

                 (d) Assumption of Outstanding Stock Options. To the extent permitted by the applicable provisions of the Code, any successor to the Company succeeding to, or assigned the business of, the Company as the result of or in connection with a corporate merger, consolidation, combination, reorganization or liquidation transaction shall assume Stock Options outstanding under this Option Agreement or issue new stock options in place of such outstanding Stock Options, provided such assumption of outstanding Stock Options is to be made on a fair and equivalent basis in accordance with the applicable provisions of Section 425(a) of the Code.

                 (e) Change of Control. In the event a "change of control," as defined in Article IV of the Plan, has occurred with respect to the Company, any and all Stock Options will become automatically fully vested and immediately exercisable, with such acceleration to occur without the requirement of any further act by either the Company or the Participant.

         8.      METHOD OF EXERCISING STOCK OPTION.

                 (a) Procedures for Exercise. The manner of exercising the Stock Option herein granted shall be by written notice to the Secretary of the Company at least two (2) days before the date the Stock Option, or part thereof, is to be exercised, and in any event prior to the expiration of the Option Period. Such notice shall state the election to exercise the Stock Option and the number of shares of Stock with respect to that portion of the Stock Option being exercised, and shall be signed by the person or persons so exercising the Stock Option. The notice shall be accompanied by payment of the full purchase price of such shares, in which event the Company shall deliver a certificate or certificates representing such shares to the person or persons entitled thereto as soon as practicable after the notices shall be received.

                 (b) Form of Payment. Payment for shares of Stock purchased under this Option Agreement shall be made in full and in cash or check made payable to the Company, provided payment for shares of Stock purchased under this Option Agreement may also be made in common stock of the Company or a combination of cash and common stock of the Company. In the event that common stock of the Company is utilized in consideration for the purchase of Stock upon the exercise of a Stock Option, then such common stock shall be valued at the "fair market value" as defined in Section 1.6 of the Plan. In addition to the foregoing procedure which may be available for the exercise of any Stock Option, the Participant may deliver to the Company a notice of exercise including an irrevocable instruction to the Company to deliver the stock certificate representing the shares subject to an option to a broker authorized to trade in the common stock of the Company. Upon receipt of such notice the Company will acknowledge receipt of the executed notice of exercise and forward this notice to the broker. Upon receipt of the copy of the notice which has been acknowledged by the Company, and without waiting for issuance of the actual stock certificate with respect to the exercise of the Stock Option, the broker may sell the Stock (or that portion of the Stock necessary to cover the Option Price and any withholding taxes due, if any). Upon receipt of the stock certificate from the Company, the broker will deliver directly to the Company that portion of the sales proceeds to cover the Option Price and any withholding taxes. Further, the broker may also facilitate a loan to the Participant upon receipt of the exercise notice in advance of the receipt for issuance of the actual stock certificate as an alternative means of financing and facilitating the exercise of any Stock Option. For all purposes of effecting the exercise of a Stock Option, the date on which the Participant gives the notice of exercise to the Company will be the date he becomes bound contractually to take and pay for the shares of Stock underlying the Stock Option. No Stock shall be issued to the Participant until the Company receives full payment for the Stock purchased under the Stock Option which shall include any required State and Federal withholding taxes.

                 (c) Further Information. In the event the Stock Option is exercised, pursuant to the foregoing provisions of this Section 8, by any person or persons other than the Participant in the event of the death of the

Participant, such notice shall also be accompanied by appropriate proof of the right of such person or persons to exercise the Stock Option. The notice so required shall be given by personal delivery to the Secretary of the Company or by registered or certified mail, addressed to the Company at 1579 East 21st Street, Tulsa, Oklahoma, 74114, Attention: Corporate Secretary, and it shall be deemed to have been given when it is so personally delivered or when it is deposited in the United States mail in an envelope addressed to the Company, as aforesaid, properly stamped for delivery as a registered or certified letter.

         9. SECURITIES LAW RESTRICTIONS. Stock Options shall be exercised and Stock issued only upon compliance with the Securities Act of 1933, as amended (the "Act"), and any other applicable securities law, or pursuant to an exemption therefrom.

         10. NOTICES. All notices or other communications relating to the Plan and this Option Agreement as it relates to the Participant shall be in writing and shall be mailed (U.S. mail) by the Company to the Participant at the then current address as maintained by the Company or such other address as the Participant may advise the Company in writing.

         11. INTERPRETATION. Unless otherwise provided in the Plan or in this Option Agreement, the Committee shall have the authority to interpret and construe the Plan and this Option Agreement and determine all questions arising thereunder. Any interpretation, decision, or determination made by the Committee shall be binding and conclusive.

         12. GENDER. Whenever used herein, masculine pronouns shall be deemed to include the feminine as well as the masculine gender.

         IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by its officers thereunto duly authorized, and the Participant has hereunto set his hand and seal, all on the day and year first above written.

                                                      "Company"

                                        HELMERICH & PAYNE, INC.


                                        By:_____________________________________
                                           Hans Helmerich
                                           President

                                                      "Participant"

                                        ________________________________________